UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2015

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11605 North Community House Road, Suite 600, Charlotte, NC 28277 (Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02.     Results of Operations and Financial Condition.

See the attached press release reporting fourth quarter 2014 earnings of Carlisle Companies Incorporated (the “Company”) hereby furnished.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2015, the Board of Directors (“the Board”) elected James D. Frias to the Board, effective that day, as part of the class with a term expiring May 2015.  Mr. Frias has been appointed to serve on the Board’s Audit Committee. In connection with his election as a director, Mr. Frias will receive compensation in accordance with the Company’s director compensation policy for independent directors, specifically a $50,000 restricted share unit grant upon election to the Board and an annual grant of $120,000 of restricted share units. There are no arrangements or understandings between Mr. Frias and any other persons pursuant to which he was selected as a director. Additionally, there are no transactions involving the Company and Mr. Frias that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

A copy of the related press release is filed with this report as Exhibit 99.2.

Item 9.01      Financial Statements and Exhibits.

(d)   Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 5, 2015	CARLISLE COMPANIES INCORPORATED

	By:	/s/ Steven J. Ford
Steven J. Ford, Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release reporting fourth quarter 2014 earnings of Carlisle Companies Incorporated.

99.2	Press release announcing the election of Mr. James D. Frias to the Board of Directors of the Company.